Exhibit 99.1 – Officer Certification

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

     Each of the undersigned hereby certifies, to the best of his knowledge in his capacity as an officer of NRG Energy, Inc., (“the Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that the Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ Scott J. Davido Scott J. Davido, Chairman, Senior Vice President, General Counsel (Principal Executive Officer)

/S/ George P. Schaefer George P. Schaefer, Vice President and Treasurer (Principal Financial Officer)

/S/ William T. Pieper William T. Pieper, Vice President and Controller (Principal Accounting Officer)
Date: May 20, 2003

     The foregoing certification is being furnished solely pursuant to 18 U.S.C Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

     A signed original of this written statement required by Section 906 has been provided to NRG Energy and will be retained by NRG Energy and furnished to the Securities and Exchange Commission or its staff upon request.